EXHIBIT 99.1

Dolby Laboratories Reports Second Quarter Fiscal 2020 Financial Results

SAN FRANCISCO, May 04, 2020 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the second quarter of fiscal 2020. For the second quarter, Dolby reported total revenue of $351.8 million, compared to $338.3 million for the second quarter of fiscal 2019.

"We are well positioned to navigate these challenging times with the strength of our people, our value proposition, and our financial position,” said Kevin Yeaman, President and CEO, Dolby Laboratories. "Consumers want and need immersive entertainment and communications now more than ever, and Dolby is well positioned to bring these experiences across our entire portfolio of businesses.”

Second quarter GAAP net income was $88.5 million, or $0.86 per diluted share, compared to GAAP net income of $73.4 million, or $0.70 per diluted share for the second quarter of fiscal 2019. On a non-GAAP basis, second quarter net income was $106.6 million, or $1.04 per diluted share, compared to non-GAAP net income of $109.0 million, or $1.04 per diluted share for the second quarter of fiscal 2019. Second quarter cash flows from operations was $65.7 million, compared to $48.9 million for the second quarter of fiscal 2019. A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

COVID-19

Dolby continues to monitor the evolving situation of the COVID-19 pandemic on all aspects of our company. Our priorities continue to be the safety and well-being of our employees and supporting our communities. Since the initial outbreak of COVID-19, our revenues have been and we expect will continue to be impacted across various markets within licensing and products and services. The implications of COVID-19 on our future results of operations remain uncertain as the situation continues to develop globally.

We expect continued significant uncertainty in global financial markets. Dolby’s financial results for the second quarter of fiscal 2020 rely on estimates of royalty-based revenue that take into consideration the macroeconomic effect of global events, including the COVID-19 pandemic, which may impact supply chain activities and demand for shipments. For more information, see the section captioned “Critical Accounting Policies and Estimates” in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2020, filed on the date hereof.

Dividend

Today, Dolby announced a cash dividend of $0.22 per share of Class A and Class B common stock, payable on May 27, 2020, to stockholders of record as of the close of business on May 18, 2020.

Financial Outlook - Third Quarter Fiscal 2020

The circumstances relating to the COVID-19 pandemic continue to evolve and are difficult to predict. As a result, we are providing third quarter fiscal 2020 estimates that incorporate certain assumptions about the potential impact of COVID-19, based upon a consideration of external and internal data and information. We are unable to provide an estimate for our fourth quarter fiscal 2020 because of a lack of visibility. Therefore, our full year financial outlook as previously stated in our first quarter fiscal 2020 earnings release and related conference call is withdrawn.

Our actual results could differ materially from the estimates we are providing due to the challenging economic environment and highly uncertain effects of COVID-19. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that we face, and the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2020, filed on the date hereof.

Dolby is providing the following estimates for its third quarter of fiscal 2020:

  Total Revenue is estimated to range from $225 million to $250 million with the following assumptions incorporated:
    A vast majority of global cinema sites are currently closed and most are unlikely to reopen before the end of June
    Unit volume shipments, aggregated across various end markets and devices, could be lower by 15% to 25% relative to what we had previously been modeling
  Gross margin percentages are anticipated to range from 86% to 87% on a GAAP basis and from 87% to 88% on a non-GAAP basis
  Operating expenses are anticipated to range from $191 million to $201 million on a GAAP basis and from $170 million to $180 million on a non-GAAP basis
  Effective tax rate is anticipated to range from 19% to 21% on both a GAAP basis and non-GAAP basis
  Diluted earnings per share is anticipated to range from $0.01 to $0.18 on a GAAP basis and from $0.18 to $0.35 on a non-GAAP basis

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss second quarter fiscal 2020 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Monday, May 4, 2020. Access to the teleconference will be available over the Internet from http://investor.dolby.com/event-calendar or by dialing 1-866-548-4713. International callers can access the conference call at 1-323-794-2093.

A replay of the call will be available from 5:00 p.m. PT on Monday, May 4, 2020, until 8:59 p.m. PT on Monday, May 11, 2020, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 4615918. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Impact from Tax Reform: The enactment of the U.S. Tax Cuts and Jobs Act (Tax Reform), and any related amendments or revisions, requires certain discrete and infrequent charges that are not representative of current operating results and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for the third quarter of fiscal 2020, our ability to advance our long-term objectives, and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of the COVID-19 pandemic on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain of consumer products; consumer demand for products that incorporate Dolby technologies; delays in the release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; the impact to the overall cinema market, including duration of cinema closures and resulting adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; temporary Dolby office closures and other actions to protect Dolby’s workforce; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with trends in the markets in which Dolby operates, including the Broadcast, Mobile, Consumer Electronics, PC, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks that the continued shift in content distribution from optical disc-based and other traditional media to online and streaming media content could result in fewer devices with Dolby technologies or less revenue from such devices; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in our most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco with offices in over 20 countries around the globe. Dolby transforms the science of sight and sound into spectacular experiences. Through innovative research and engineering, we create breakthrough experiences for billions of people worldwide through a collaborative ecosystem spanning artists, businesses, and consumers. The experiences people have - with Dolby Cinema, Dolby Vision, Dolby Atmos, Dolby Audio, and Dolby Voice - revolutionize entertainment and communications at the cinema, on the go, in the home, and at work.

Dolby, Dolby Cinema, Dolby Vision, Dolby Atmos, Dolby Audio, Dolby Voice, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	March 27, 2020	March 29, 2019	March 27, 2020	March 29, 2019
Revenue:
Licensing	$328,865	$310,308	$586,548	$570,587
Products and services	22,950	27,950	57,144	70,047
Total revenue	351,815	338,258	643,692	640,634

Cost of revenue:
Cost of licensing	13,243	16,074	25,585	27,471
Cost of products and services	23,587	20,501	48,560	47,733
Total cost of revenue	36,830	36,575	74,145	75,204

Gross margin	314,985	301,683	569,547	565,430

Operating expenses:
Research and development	60,086	58,625	117,736	117,272
Sales and marketing	88,485	92,694	183,603	178,296
General and administrative	60,800	47,416	113,329	98,229
Restructuring charges/(credits)	(331)	18	344	32
Total operating expenses	209,040	198,753	415,012	393,829

Operating income	105,945	102,930	154,535	171,601

Other income/expense:
Interest income	4,721	7,494	9,653	12,679
Interest expense	(25)	(32)	(97)	(77)
Other income/(expense), net	138	(390)	1,142	53
Total other income	4,834	7,072	10,698	12,655

Income before income taxes	110,779	110,002	165,233	184,256
Provision for income taxes	(22,105)	(36,427)	(27,968)	(12,323)
Net income including controlling interest	88,674	73,575	137,265	171,933
Less: net income attributable to controlling interest	(178)	(135)	(16)	(274)
Net income attributable to Dolby Laboratories, Inc.	$88,496	$73,440	$137,249	$171,659

Net income per share:
Basic	$0.88	$0.72	$1.36	$1.68
Diluted	$0.86	$0.70	$1.33	$1.63
Weighted-average shares outstanding:
Basic	100,854	102,141	100,595	102,409
Diluted	102,773	104,587	103,133	105,529

DOLBY LABORATORIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	March 27, 2020	September 27, 2019
ASSETS
Current assets:
Cash and cash equivalents	$724,931	$797,210
Restricted cash	9,513	8,383
Short-term investments	174,859	119,146
Accounts receivable, net	247,043	189,115
Contract assets	223,739	195,651
Inventories, net	28,331	32,331
Prepaid expenses and other current assets	51,156	39,704
Total current assets	1,459,572	1,381,540
Long-term investments	127,294	179,587
Property, plant, and equipment, net	551,027	537,432
Operating lease right-of-use assets	79,439	—
Goodwill and intangible assets, net	500,896	515,720
Deferred taxes	129,252	114,075
Other non-current assets	97,353	93,395
Total assets	$2,944,833	$2,821,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,041	$15,212
Accrued liabilities	245,869	268,144
Income taxes payable	15,186	3,506
Contract liabilities	19,745	19,991
Operating lease liabilities	17,413	—
Total current liabilities	307,254	306,853
Non-current contract liabilities	25,074	24,404
Non-current operating lease liabilities	64,423	—
Other non-current liabilities	178,805	177,462
Total liabilities	575,556	508,719

Stockholders’ equity:
Class A common stock	58	58
Class B common stock	41	41
Retained earnings	2,395,575	2,327,877
Accumulated other comprehensive (loss)	(31,615)	(20,625)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,364,059	2,307,351
Controlling interest	5,218	5,679
Total stockholders’ equity	2,369,277	2,313,030
Total liabilities and stockholders’ equity	$2,944,833	$2,821,749

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Quarter Ended
	March 27, 2020	March 29, 2019
Operating activities:
Net income including controlling interest	$137,265	$171,933
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,212	40,799
Stock-based compensation	43,565	40,717
Amortization of premium on investments	334	338
Provision for doubtful accounts	2,955	1,963
Deferred income taxes	(15,141)	(38,548)
Restructuring charge for exit of leased facility	602	—
Other non-cash items affecting net income	3,753	1,355
Changes in operating assets and liabilities:
Accounts receivable, net	(60,870)	(14,221)
Contract assets	(28,086)	(78,949)
Inventories	(5,376)	(7,983)
Operating lease right-of-use assets	(20,102)	—
Prepaid expenses and other assets	(16,068)	(15,273)
Accounts payable and accrued liabilities	(22,033)	(14,190)
Income taxes, net	13,238	18,414
Contract liabilities	452	1,061
Operating lease liabilities	20,099	—
Other non-current liabilities	2,100	(1,572)
Net cash provided by operating activities	96,899	105,844

Investing activities:
Purchases of investment securities	(167,292)	(152,499)
Proceeds from sales of investment securities	109,907	83,478
Proceeds from maturities of investment securities	54,599	78,714
Purchases of property, plant, and equipment	(41,782)	(56,082)
Purchase of intangible assets	(2,640)	(17,065)
Net cash used in investing activities	(47,208)	(63,454)

Financing activities:
Proceeds from issuance of common stock	53,986	27,158
Repurchase of common stock	(101,672)	(197,880)
Payment of cash dividend	(44,336)	(39,035)
Distribution to controlling interest	(283)	(1,014)
Shares repurchased for tax withholdings on vesting of restricted stock	(21,094)	(20,680)
Payment related to prior purchases of intangible assets	(91)	—
Payment of deferred consideration for prior business combination	(3,000)	—
Net cash used in financing activities	(116,490)	(231,451)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(4,350)	(1,323)
Net decrease in cash, cash equivalents, and restricted cash	(71,149)	(190,384)
Cash, cash equivalents, and restricted cash at beginning of period	805,593	925,250
Cash, cash equivalents, and restricted cash at end of period	$734,444	$734,866

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the second quarter of fiscal 2020 and 2019:

Net income:	Fiscal Quarter Ended
	March 27, 2020	March 29, 2019
GAAP net income	$88.5	$73.4
Stock-based compensation (1)	21.0	19.2
Amortization of acquisition-related intangibles (2)	2.4	2.4
Restructuring credits	(0.3)	—
Impact of Tax Reform	—	18.9
Income tax adjustments	(5.0)	(4.9)
Non-GAAP net income	$106.6	$109.0

(1) Stock-based compensation included in above line items:
Cost of products and services	0.5	0.4
Research and development	6.2	5.8
Sales and marketing	7.7	7.2
General and administrative	6.6	5.8

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	1.1	0.6
Cost of products and services	0.8	0.7
Research and development	0.1	0.1
Sales and marketing	0.7	1.0
General and administrative	(0.3)	—

Diluted earnings per share:	Fiscal Quarter Ended
	March 27, 2020	March 29, 2019
GAAP diluted earnings per share	$0.86	$0.70
Stock-based compensation	0.21	0.18
Amortization of acquisition-related intangibles	0.02	0.02
Impact of Tax Reform	—	0.18
Income tax adjustments	(0.05)	(0.04)
Non-GAAP diluted earnings per share	$1.04	$1.04

Shares used in computing diluted earnings per share	103	105

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the third quarter of fiscal 2020 included in this release:

Gross margin:		Q3 2020
GAAP gross margin (low - high end of range)		86% - 87%
Stock-based compensation		0.2%
Amortization of acquisition-related intangibles		0.8%
Non-GAAP gross margin (low - high end of range)		87% - 88%

Operating expenses:		Q3 2020
GAAP operating expenses (low - high end of range)		$191 - $201
Stock-based compensation		(20)
Amortization of acquisition-related intangibles		(1)
Non-GAAP operating expenses (low - high end of range)		$170 - $180

Diluted earnings per share:	Q3 2020
	Low	High
GAAP diluted earnings per share	$0.01	$0.18
Stock-based compensation	0.20	0.20
Amortization of acquisition-related intangibles	0.02	0.02
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.18	$0.35

Shares used in computing diluted earnings per share	103	103

Investor Contact:
Jason Dea
Dolby Laboratories, Inc.
415-357-7002
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com